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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 2001


                          ANCHOR BANCORP WISCONSIN INC.
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             (Exact name of registrant as specified in its charter)

            Wisconsin                                  0-20006                                  39-1726871
----------------------------------    -------------------------------------------    ---------------------------------
 (State or other jurisdiction of               (Commission File Number)                (IRS Employer Identification
         incorporation)                                                                            No.)
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                  25 West Main Street, Madison, Wisconsin 53703
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (608) 252-8700



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 15, 2001, the Registrant, Anchor BanCorp Wisconsin Inc.
("Anchor") entered into a definitive Agreement and Plan of Merger (the
"Agreement") with Ledger Capital Corp. ("Ledger") which provided for the stock-for-stock merger of Ledger with and into Anchor (the "Merger"), subject to regulatory approval and approval by the shareholders of Ledger. Anchor subsequently filed a Registration Statement on Form S-4 under the Securities Act of 1933 (Registration No. 333-67228), which was declared effective on September
14, 2001, including a Combined Proxy Statement/Prospectus relating to the solicitation of proxies from the shareholders of Ledger and to register shares of Anchor common stock to be issued in the Merger. Such Registration Statement sets forth certain information concerning Anchor, Ledger, and the Merger, including without limitation, a description of the companies, the nature and amount of consideration paid by Anchor, the method used for determining the amount of such consideration, and the nature of any material relationships between Ledger and Anchor. Such information (as set forth in the Combined Proxy
Statement/Prospectus contained in Amendment No. 1 to the aforementioned registration statement filed on September 14, 2001) is incorporated herein by reference as additional information in response to Item 2 of this Current Report on Form 8-K.

         The Agreement was approved by the shareholders of Ledger at Ledger's annual shareholders' meeting held on October 24, 2001. At the Ledger shareholders' meeting, 2,437,141 votes were eligible to be cast, and a simple majority (1,218,571 votes) was necessary to approve the Merger and the Agreement. Of the shares eligible to vote, 2,130,754 shares were represented at that meeting, which were voted as follows: 1,800,324 shares were voted in favor of approval of the Merger and the Agreement, 28,002 shares were voted against approval of the Merger and the Agreement, 2,200 shares abstained, and there were 300,228 broker non-votes.

         On November 9, 2001, a closing was held, Anchor filed Articles of Merger with the Wisconsin Department of Financial Institutions, and pursuant to the terms of the Articles of Merger, the Merger became effective as of 12:01 a.m. CDT on November 10, 2001 (the "Effective Time"), and, pursuant to the terms of the Agreement, the merger of Ledger Bank S.S.B. and AnchorBank, fsb, wholly-owned subsidiaries of Ledger and Anchor, respectively, became effective immediately thereafter.

         Pursuant to the terms of the Agreement, the exchange ratio in the Merger is 1.10 shares of Anchor common stock for each share of Ledger common stock outstanding at the effective time, plus cash in lieu of fractional shares at the rate of $15.92 per whole share of Anchor common stock. Former Ledger shareholders have the option to elect to receive cash in lieu of all or part of the Anchor common stock they would otherwise receive based upon the closing price of Anchor common stock on November 9, 2001 times the exchange ratio. The per-share amount of cash will be $17.325 per Ledger share. This cash election right is limited by the following: (i) any election to receive cash must be made by December 31, 2001; (ii) a former Ledger shareholder who elects to receive part cash and part Anchor common stock in exchange for his, her or its Ledger stock must elect to receive a minimum of 100 shares of Anchor common stock; and (iii) the total number of shares of Ledger stock that can be converted to cash may not exceed 20.1% of the total number of shares of Ledger common stock outstanding






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immediately prior to the Effective Time. Based upon the number of Ledger shares outstanding on November 9, 2001, up to a maximum of 496,222 shares could be converted to cash in the Merger.

         In its capacity as Anchor's Exchange Agent, Firstar Bank, N.A. mailed
Letters of Transmittal to former Ledger shareholders on or about November 16, 2001.

         The number of shares of Anchor common stock to be issued in the Merger and the amount of cash payable by Anchor pursuant to cash elections by former
Ledger shareholders and in lieu of the issuance of fractional shares will depend upon the number of shares of Ledger stock for which valid cash elections are made. If none of the former Ledger shareholders elect to receive cash in lieu of Anchor common stock, Anchor will issue approximately 2,617,600 shares of common stock in the Merger, and will pay approximately $5,200 in cash in lieu of fractional shares. If the maximum number of Ledger shares permitted to be converted into cash under the Agreement are, in fact, converted to cash, Anchor will issue approximately 2,121,400 shares of common stock in the Merger, will pay approximately $8,596,700 in cash pursuant to cash elections and approximately $4,200 in cash in lieu of fractional shares.

         In addition, pursuant to the Agreement Anchor, has assumed outstanding stock options under Ledger's stock option plans and, pursuant to said stock options will be obligated to issue up to an additional approximately 318,700 shares of Anchor common stock.

         The Merger was accounted for as a purchase transaction under generally accepted accounting principles.

         At June 30, 2001, Ledger and its subsidiaries had assets of approximately $507,000,000.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired:

          Are not required under this Item 7 pursuant to Rule 3-05(b) of Regulation S-X because Ledger does not meet any of the conditions under Rule 1-02(w) of Regulation S-X at the 20 percent level.

     (b)  Pro forma financial information:

          Are not required under this Item 7 pursuant to Rule 3-05(b) of Regulation S-X because Ledger does not meet any of the conditions under Rule 1-02(w) of Regulation S-X at the 20 percent level.

     (c)  Exhibits:

          See Exhibit Index attached hereto and incorporated herein by reference.







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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANCHOR BANCORP WISCONSIN INC.



Date: November 20, 2001             By: /s/ Douglas J. Timmerman
                                        ----------------------------------------
                                         Douglas J. Timmerman
                                         Chairman of the Board
                                         President & Chief Executive Officer





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                          ANCHOR BANCORP WISCONSIN INC.

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
                         Report Dated November __, 2001

                                                                                  Incorporated
   Exhibit                                                                         Herein   by              Filed
    Number                              Description                              Reference from            Herewith
---------------    ------------------------------------------------------    -----------------------     -------------
3.1                Articles of Merger relating to the merger of Ledger                                        X
                   Capital Corp. with and into Anchor BanCorp Wisconsin
                   Inc. effective at 12:01 a.m. Central Time on
                   November 10, 2001 *

99.1               Press Release issued November 9, 2001 announcing                                           X
                   completion of the merger of Ledger Capital Corp.
                   with and into Anchor BanCorp Wisconsin Inc.
------------------------------
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*    The Agreement and Plan of Merger dated June 15, 2001, between Ledger
     Capital Corp. and the Registrant referenced in and attached to the Articles of Merger is filed as Exhibit 2.1 to the Registrant's Registration
     Statement on Form S-4 filed with the Commission on August 10, 2001
     (Registration No. 333-67228) and is incorporated herein by reference thereto.